SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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SAIC, Inc.

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(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

DATE:	April 30, 2008

TO:	Stockholders of Record as of April 1, 2008

FROM:	Doug Scott

SUBJECT:	SAIC Annual Meeting – Important Correction

You recently received the SAIC Proxy Statement and Annual Report for the 2008 Annual Meeting of Stockholders and a proxy and voting instruction card to vote your shares. The proxy and voting instruction card contains information on the number of shares you own directly and indirectly, including shares beneficially owned in the SAIC Retirement Plan. The number of SAIC Retirement Plan shares listed as being owned by you on the proxy and voting instruction card is inaccurate and overstates that ownership by a factor of 1000 as a result of a decimal placement error. The rest of the ownership data contained in the proxy and voting instruction card is accurate.

If you have already voted, your vote will reflect the actual number of shares owned and not the overstated amount on the proxy and voting instruction card. You may still vote your shares using the proxy and voting card or control number you received and are encouraged to do so. You will not receive a new proxy and voting instruction card with corrected share totals for your SAIC Retirement Plan share ownership. If you vote your shares using the proxy and voting instruction card or the control number you received, your votes will be properly recorded and accurately counted.

The decimal placement error occurred during the formatting of SAIC Retirement Plan ownership data by Broadridge (the Company’s proxy and vote tabulation service) and Vanguard Fiduciary Trust Company, the trustee of the SAIC Retirement Plan. The SAIC Retirement Plan shares are shown in the proxy and voting instruction card as “SAIC RETIREMENT PLAN PREFERRED” and/or “SAIC RETIREMENT PLAN COMMON.” To determine the actual number of shares you hold in either the Preferred

Stock Fund and /or the Common Stock Fund of the SAIC Retirement Plan, you simply need to move the decimal point to the left by three positions (or divide by 1,000). Set forth below are examples of this correction:

Share Amount in the Email	Correct Share Amount

29,123,867.00000 shares	29,123.867 shares
29,123.000 shares	29.123 shares
291.000000 shares	.291 shares
29.00 shares	.029 shares
2 shares	.002 shares

The share ownership data contained on the proxy and voting instruction card other than shares held through the SAIC Retirement Plan is accurate and was not affected by this decimal placement error. Shares held by you directly at BNY Mellon or shares owned beneficially by you in the Telcordia Technologies 401(k) Savings Plan of Telcordia Technologies, Inc. are reported correctly. Shares held directly by you are shown on the proxy and voting instruction card as “SAIC INC—PREFERRED” or SAIC INC—COMMON,” and shares held on your behalf in the Telcordia Technologies 401(k) Savings Plan are shown as “SAIC INC—TELCORDIA RET PREF EXCH.”

Please be assured that the integrity of the vote totals and the voting process maintained by our proxy and vote tabulation service has not been affected. We sincerely apologize for this inconvenience. If you have specific questions, please contact Vanguard at 800-523-1188 or SAIC at onlineproxy@SAIC.com.